Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

Mainz Biomed N.V.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares	(1)	457(o)		$		$0.0001381	$					$
Fees to be Paid	Equity	Preferred shares	(2)	457(o)				0.0001381
Fees to be Paid	Equity	Warrants	(3)	457(o)				0.0001381
Fees to be Paid	Other	Units	(4)	457(o)				0.0001381
Fees to be Paid	Unallocated (Universal) Shelf		(5)	457(o)			29,995,991.00	0.0001381		4,143.00
Carry Forward Securities
Carry Forward Securities	Equity	Ordinary shares	(6)	415(a)(6)							F-3	333-269091	01/06/2023
Carry Forward Securities	Equity	Preferred shares	(7)	415(a)(6)							F-3	333-269091	01/06/2023
Carry Forward Securities	Equity	Warrants	(8)	415(a)(6)							F-3	333-269091	01/06/2023
Carry Forward Securities	Other	Units	(9)	415(a)(6)							F-3	333-269091	01/06/2023
Carry Forward Securities	Unallocated (Universal) Shelf		(10)	415(a)(6)		$	$120,004,009.00		$		F-3	333-269091	01/06/2023		$16,530.00

Total Offering Amounts:							$150,000,000.00			20,716.00
Total Fees Previously Paid:
Total Fee Offsets:										13,224.00
Net Fee Due:										$7,492.00

__________________________________________
Offering Note(s)

(1)	An indeterminate amount or number of the securities of each identified class described in this registration statement is being registered as may from time to time be issued by the registrant at indeterminate prices in U.S. dollars, and subject to Rule 462(b) under the Securities Act, in no event will the aggregate maximum offering price of all securities sold by the registrant pursuant to this registration statement exceed US$150,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The ordinary shares being registered include those that underlie any preferred shares, warrants or units registered hereby. The preferred shares being registered include those that underlie any warrants or units registered hereby. The warrants being registered include those that underlie any units registered hereby.
(2)	An indeterminate amount or number of the securities of each identified class described in this registration statement is being registered as may from time to time be issued by the registrant at indeterminate prices in U.S. dollars, and subject to Rule 462(b) under the Securities Act, in no event will the aggregate maximum offering price of all securities sold by the registrant pursuant to this registration statement exceed US$150,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The ordinary shares being registered include those that underlie any preferred shares, warrants or units registered hereby. The preferred shares being registered include those that underlie any warrants or units registered hereby. The warrants being registered include those that underlie any units registered hereby.
(3)	An indeterminate amount or number of the securities of each identified class described in this registration statement is being registered as may from time to time be issued by the registrant at indeterminate prices in U.S. dollars, and subject to Rule 462(b) under the Securities Act, in no event will the aggregate maximum offering price of all securities sold by the registrant pursuant to this registration statement exceed US$150,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The ordinary shares being registered include those that underlie any preferred shares, warrants or units registered hereby. The preferred shares being registered include those that underlie any warrants or units registered hereby. The warrants being registered include those that underlie any units registered hereby.
(4)	An indeterminate amount or number of the securities of each identified class described in this registration statement is being registered as may from time to time be issued by the registrant at indeterminate prices in U.S. dollars, and subject to Rule 462(b) under the Securities Act, in no event will the aggregate maximum offering price of all securities sold by the registrant pursuant to this registration statement exceed US$150,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The ordinary shares being registered include those that underlie any preferred shares, warrants or units registered hereby. The preferred shares being registered include those that underlie any warrants or units registered hereby. The warrants being registered include those that underlie any units registered hereby.
(5)	An indeterminate amount or number of the securities of each identified class described in this registration statement is being registered as may from time to time be issued by the registrant at indeterminate prices in U.S. dollars, and subject to Rule 462(b) under the Securities Act, in no event will the aggregate maximum offering price of all securities sold by the registrant pursuant to this registration statement exceed US$150,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The ordinary shares being registered include those that underlie any preferred shares, warrants or units registered hereby. The preferred shares being registered include those that underlie any warrants or units registered hereby. The warrants being registered include those that underlie any units registered hereby.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and reflects the maximum offering price of securities registered hereunder in the primary offering. The proposed maximum aggregate offering price of each class of securities offered by the registrant will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act.
(6)	An indeterminate amount or number of the securities of each identified class described in this registration statement is being registered as may from time to time be issued by the registrant at indeterminate prices in U.S. dollars, and subject to Rule 462(b) under the Securities Act, in no event will the aggregate maximum offering price of all securities sold by the registrant pursuant to this registration statement exceed US$150,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The ordinary shares being registered include those that underlie any preferred shares, warrants or units registered hereby. The preferred shares being registered include those that underlie any warrants or units registered hereby. The warrants being registered include those that underlie any units registered hereby.
(7)	An indeterminate amount or number of the securities of each identified class described in this registration statement is being registered as may from time to time be issued by the registrant at indeterminate prices in U.S. dollars, and subject to Rule 462(b) under the Securities Act, in no event will the aggregate maximum offering price of all securities sold by the registrant pursuant to this registration statement exceed US$150,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The ordinary shares being registered include those that underlie any preferred shares, warrants or units registered hereby. The preferred shares being registered include those that underlie any warrants or units registered hereby. The warrants being registered include those that underlie any units registered hereby.
(8)	An indeterminate amount or number of the securities of each identified class described in this registration statement is being registered as may from time to time be issued by the registrant at indeterminate prices in U.S. dollars, and subject to Rule 462(b) under the Securities Act, in no event will the aggregate maximum offering price of all securities sold by the registrant pursuant to this registration statement exceed US$150,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The ordinary shares being registered include those that underlie any preferred shares, warrants or units registered hereby. The preferred shares being registered include those that underlie any warrants or units registered hereby. The warrants being registered include those that underlie any units registered hereby.
(9)	An indeterminate amount or number of the securities of each identified class described in this registration statement is being registered as may from time to time be issued by the registrant at indeterminate prices in U.S. dollars, and subject to Rule 462(b) under the Securities Act, in no event will the aggregate maximum offering price of all securities sold by the registrant pursuant to this registration statement exceed US$150,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The ordinary shares being registered include those that underlie any preferred shares, warrants or units registered hereby. The preferred shares being registered include those that underlie any warrants or units registered hereby. The warrants being registered include those that underlie any units registered hereby.
(10)	An indeterminate amount or number of the securities of each identified class described in this registration statement is being registered as may from time to time be issued by the registrant at indeterminate prices in U.S. dollars, and subject to Rule 462(b) under the Securities Act, in no event will the aggregate maximum offering price of all securities sold by the registrant pursuant to this registration statement exceed US$150,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The ordinary shares being registered include those that underlie any preferred shares, warrants or units registered hereby. The preferred shares being registered include those that underlie any warrants or units registered hereby. The warrants being registered include those that underlie any units registered hereby.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and reflects the maximum offering price of securities registered hereunder in the primary offering. The proposed maximum aggregate offering price of each class of securities offered by the registrant will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act.

On December 30, 2022, we filed with the SEC a registration statement on Form F-3 (File No. 333-269091) utilizing a shelf registration process, (which was declared effective on January 6, 2023 (the “2023 F-3”)). Under this shelf registration process, we were initially entitled to, from time to time, sell up to $150,000,000 million in the aggregate of ordinary shares, preferred shares, or units. Following sales made pursuant to prospectus supplements to the 2023 F-3, we have $120,004,009 worth of unsold securities left under the 2023 F-3, and we are carrying forward such securities in this registration statement. As such securities represent 80.0% of the 2023 F-3, we are offsetting 80.% of the previous filing fee of US$16,530, or US$13,224.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	Mainz Biomed N.V.	(1)	F-3	333-269091	12/30/2022		$13,224.00	Unallocated (Universal) Shelf	Ordinary Shares Preferred Shares Warrants Units		$120,004,009.00	$
Fee Offset Sources	Mainz Biomed N.V.		F-3	333-269091		12/30/2022							13,224.00

__________________________________________
Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by $13,224, which represents the portion of the registration fee previously paid with respect to $120,004,009 of unsold securities (the “Unsold Offset Securities”) previously registered on the Prior Registration Statement. The offering of the Unsold Offset Securities pursuant to the 2023 F-3 associated with the claimed fee offset pursuant to Rule 457(p) will have been completed or terminated upon effectiveness of this registration statement.